                                                                    Exhibit 4.32

                                   AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into as of November 1, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and Plazacorp Investments Limited, an Ontario, Canada corporation ("Plazacorp").

     WHEREAS, the parties have entered into that certain Registration and Repurchase Agreement dated as of April 26, 2000 (the "Registration Agreement") under which Plazacorp has the right to "put" 285,714 shares of the Company's common stock, par value $.001 per share (the "Common Stock") purchased under the Subscription Agreement between the parties dated as of the same date as the Registration Agreement back to the Company at $2.50 per share under certain conditions; and

     WHEREAS, the Company has issued that certain Promissory Note dated as of October 20, 2000 (the "Note") under which Plazacorp has loaned the Company $250,000; and

     WHEREAS, the parties agree that it will be less burdensome and more administratively feasible for the Company, in exchange for canceling Plazacorp's "put" rights valued at $714,285 (285,714 shares multiplied by $2.50), to issue 1,428,730 shares of its Common Stock to Plazacorp at an agreed to, arms-length negotiated value of $0.50 per share (the "Put Conversion Shares"); and

     WHEREAS, the parties further agree that it will be less burdensome and more administratively feasible for the Company, in exchange for canceling Plazacorp's right to receive payment under the Note, which is due and payable on November 3, 2000, to issue 500,000 shares of its Common Stock to Plazacorp at an agreed to, arms-length negotiated value of $0.50 per share (the "Note Conversion Shares").

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Conversion of Put Shares. The 285,746 shares of Common Stock which
          ------------------------
          Plazacorp currently has the right to "put" to the Company at $2.50 per share under the Registration Agreement (the "Put Shares") are hereby converted into the right to receive 1,428,730 shares of Common Stock pursuant to an agreed-to value of $0.50 per share. If the effective date of a registration statement filed with the U.S. Securities Exchange Commission ("SEC") registering the Put Conversion Shares (the "Effective Date") occurs prior to April 26, 2001, Plazacorp shall promptly return the Put Shares to the Company after the Effective Date, and the certificates representing the Put Conversion Shares shall thereafter promptly be issued to Plazacorp. If, however, the Effective Date occurs after April 26, 2001, Plazacorp shall be entitled to retain the Put Shares and the Company shall be obligated to issue such number of additional shares to Plazacorp equal to the number of Put Conversion Shares less the number of Put Shares retained by Plazacorp.

     2.   Conversion of Note. The $250,000 Note under which Plazacorp
          ------------------
          currently has the right to receive payment from the Company on November 3, 2000, is hereby converted into 500,000 shares of Common Stock pursuant to an agreed-to value of $0.50 per share. Such Note Conversion Shares shall be issued upon the execution of this Agreement by Plazacorp and the return of the $250,000 Note to the Company.

     3.   Termination of Certain Provisions of Registration Agreement. Sections
          -----------------------------------------------------------
          1(a) and 1(b) of the Registration Agreement are hereby terminated in their entirety.

     4.   Remaining Provisions of Registration Agreement.  The remaining
          ----------------------------------------------
          provisions of the Registration Agreement shall remain in effect with respect to the two Warrant Agreements issued to Plazacorp on April 26, 2000 (the "Warrant Agreements") and the Common Stock subject to those Warrant Agreements.

     5.   Registration Rights. The Put Conversion Shares issued in exchange for
          -------------------
          the cancellation of the Put Shares and the Note Conversion Shares issued in exchange for the cancellation of the Note pursuant to this Agreement are hereby granted the same registration rights as set forth in the remaining provisions of the Registration Agreement pursuant to which the Company will promptly file a registration statement with the SEC. The term "Shares" as defined under the Registration Agreement shall be amended to include only the shares of Common Stock subject to the Warrant Agreements, the Put Conversion Shares issued hereunder, the remaining Put Shares that Plazacorp does not return pursuant to
          Section 1 above, and the Note Conversion Shares issued hereunder.

     6.   Certain Acknowledgments and Agreements of Plazacorp. Plazacorp hereby
          ---------------------------------------------------
          acknowledges and agrees that:

          (a) All documents pertaining to the investment in the Put Conversion Shares and the Note Conversion Shares (collectively, the "Shares") have been made available for inspection by Plazacorp, and the books and records of the Company will be available, upon reasonable notice, for inspection by Plazacorp during reasonable business hours at the Company's principal place of business.

          (b) NO U.S. FEDERAL OR STATE AUTHORITY OR ANY CANADIAN AUTHORITY HAS MADE ANY FINDINGS OR DETERMINATIONS TO THE FAIRNESS FOR INVESTMENT IN THE SHARES, AND NO U.S. FEDERAL OR STATE AUTHORITY OR CANADIAN AUTHORITY HAS RECOMMENDED OR ENDORSED OR WILL RECOMMEND OR ENDORSE THE SHARES.

          (C) The issuance of the Shares was made only through direct, personal communication between Plazacorp and an authorized representative of the Company.

          (d) Plazacorp agrees not to sell nor attempt to sell all or any part of the Shares allocated to Plazacorp unless the offer and sale of such Shares have first been registered under the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws, or the undersigned furnishes, at the option of the Company, an opinion of counsel satisfactory to the Company and its counsel and knowledgeable as to the securities matters stating that exemptions from such registration requirements are available and that the proposed sale is not, and will not place the Company or any affiliate thereof, in violation of any applicable U.S. Federal or state securities law, or any rule or regulation promulgated thereunder or under any Canadian law, rule or regulation. Plazacorp also agrees that any sale or attempted sale of the Shares within one year of the date of this Agreement shall be made only in accordance with Section 7(f) of this Agreement.

          (e) The certificate evidencing Shares shall bear a legend substantially as follows:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SHARES MAY NOT BE TRANSFERRED TO OR ON BEHALF OF ANY UNITED STATES PERSON, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION. AS A PREREQUISITE TO ANY TRANSFER OF SHARES WITHOUT SUCH REGISTRATION, THE CORPORATION MAY REQUIRE THAT IT BE FURNISHED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSFER DOES NOT REQUIRE SUCH REGISTRATION AND THAT SUCH TRANSFER IS MADE IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT, INCLUDING BUT NOT LIMITED TO A PROHIBITION ON TRANSFERS TO U.S. PERSONS WITHOUT REGISTRATION OR AN EXEMPTION.

     7.   Representations and Warranties of Plazacorp. Plazacorp understands
          -------------------------------------------
          that the Shares are being sold in reliance upon the exemptions provided in the Securities Act, Regulation D and/or Regulation S thereunder, together with exemptions provided under applicable state securities laws, for transactions involving limited offers and sales, and Plazacorp, for itself and for its representatives, successors and assigns, makes the following representations, declarations and warranties with the intention that the same may be relied on by the Company in determining the suitability of Plazacorp as an investor in the
      Company:

     (a) Plazacorp has consulted its attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for Plazacorp. The undersigned has received no representations or warranties from the Company or its officers, directors, employees or agents, or any other person, and, in making an investment decision, Plazacorp is relying solely on independent investigations made by Plazacorp or representative(s) of Plazacorp.

     (b) Plazacorp has read and fully understands the public filings of the Company as filed with the SEC.

     (c) The Company has made available to Plazacorp, during the course of this transaction and prior to the acquisition of any of the Shares, the opportunity to ask questions of and receive answers from the Company or any of its representatives concerning the Company, and to obtain any additional information relative to the financial condition and business of the Company, to the extent that such parties possess such information or can acquire it without unreasonable effort or expense. All such questions, if asked, have been answered satisfactorily, and all such documents, if requested, have been received and found to be fully satisfactory. In connection therewith, Plazacorp is not relying on any documents, records or other information, except that contained in written form and signed by the President of the Company.

     (d) Plazacorp understands and acknowledges that: (i) while the Company has an operating history, the acquisition of Shares by Plazacorp involves a high degree of risk of loss of Plazacorp's entire investment, and there is no assurance of any income from such investment; (ii) Plazacorp must bear the economic risk of an investment in the Shares for an indefinite period because the offer and sale of the Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state laws, or unless an exemption from such registration is available; (iii) there may not be a public market for the Shares in the future; (iv) Plazacorp is purchasing the Shares for investment purposes only for Plazacorp's account and not for the benefit of any other person or with any view toward the resale or distribution thereof; (v) Plazacorp is not a U.S. person (defined generally as any natural person residing in the United States, any entity organized under the laws of the United States or estate, trust or other account administered by or held for the benefit of a U.S. person) and the Shares are not being acquired for the benefit of any U.S. person; (vi) because there are substantial restrictions on the transferability of the Shares, it may not be possible for Plazacorp to liquidate an investment therein readily in case of an emergency; and (vii) Plazacorp has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Shares which Plazacorp hereby subscribes to purchase or any part thereof, and Plazacorp has no present plans to enter into any such contract, undertaking, agreement or arrangement.

          (e) The undersigned is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. The net worth, annual income and total assets, as the case may be, of Plazacorp and the other information set forth herein are true, correct and complete in all material respects. Any information which Plazacorp has heretofore furnished to the Company with respect to Plazacorp is correct and complete as of the date of this Agreement, and if there should be any material change in such information prior to the purchase of Shares, Plazacorp will immediately furnish such revised or corrected information to the Company.

          (f) Plazacorp understands, acknowledges and agrees that an offer or sale of these securities, if made prior to the expiration of one year from the issuance date of the Shares, may not be made to a U.S. person (defined generally as any natural person residing in the United States, any entity organized under the laws of the United States or estate, trust or other account administered by or held for the benefit of a U.S. person) or for the account or benefit of a U.S. person and must be made in accordance with the following: (i) the purchaser must certify that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act, (ii) the purchaser must agree to resell the securities only in accordance with the provision of Regulation S, pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration and must agree not to engage in hedging transactions with regard to these Securities unless in compliance with the Securities Act
               (iii) the securities must contain a legend stating that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and that hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act, (iv) that the Company may not register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities

               Act, or pursuant to an available exemption from registration and
               (v) any distributor selling the Shares to a distributor, a dealer or a person receiving a selling concession, fee or other remuneration, prior to the expiration of one year from the issuance date of the Shares must send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

          (g) Plazacorp is knowledgeable and experienced in evaluating investments and is experienced in financial and business matters and it has evaluated the risks of investing in the Shares, and has determined that the Shares are a suitable investment for it. Plazacorp has adequate net worth and means of providing for its current needs and possible contingencies and has no need, and anticipates no need in the foreseeable future, to sell the Shares the purchase of which is subscribed. Plazacorp can bear the economic risk of an investment in the Shares and has a sufficient net worth to sustain a complete loss of his investment. The aggregate amount of the investments of Plazacorp in, and its commitments to, all similar investments that are illiquid is reasonable in relation to its net worth.

          (h) Plazacorp maintains its domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page of this Agreement.

          (i) The representations, warranties, agreements and acknowledgements made by Plazacorp in this Agreement are made with the intention that they be relied upon by the Company in determining the suitability of Plazacorp as a purchaser of Shares, and shall survive their purchase. In addition, Plazacorp undertakes to notify the Company immediately of any change in any representation or warranty of Plazacorp set forth herein.

     8.   Indemnification. Plazacorp understands that the offer and sale of
          ---------------
          Shares to it is being made, and the sale of Shares will be made, in reliance upon the acknowledgements and agreements of Plazacorp set forth in Section 6 and the representations and warranties of Plazacorp set forth in Section 7. Plazacorp agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of Plazacorp to purchase Shares. Plazacorp hereby agrees to indemnify the Company and its affiliates, agents, attorneys and representatives and to hold each of them harmless, from and against all claims, losses, damages or liability, including costs and reasonable attorneys' fees (collectively, "Claims"), that may arise in connection with, due to or as a result of the breach of any representation, warranty, acknowledgement or agreement of Plazacorp contained in this Agreement or in any other document provided by Plazacorp to the Company in connection with Plazacorp's offer to purchase Shares. Plazacorp agrees to indemnify the Company and any of its affiliates agents, attorneys and representatives and to hold each of them harmless, from and against all Claims that may arise in connection with, due to or as a result of the sale or distribution of Shares by Plazacorp in violation of the Securities Act or other applicable law. Notwithstanding any provision of this Agreement, Plazacorp does not waive any rights granted to him under applicable securities laws. Plazacorp agrees that the affiliates, agents, attorneys and representatives of the Company are intended third-party beneficiaries to this Agreement for the purposes of the indemnification provided above.

9.   Arbitration. Any dispute or controversy arising under or in connection with
     -----------
     this Agreement shall be resolved by binding arbitration. The arbitration shall be held in the City of Tacoma, Washington, and except to the extent inconsistent with this Agreement, shall be conducted in accordance with the rules of the American Arbitration Association in effect at the time of the arbitration, and otherwise in accordance with principles which would be applied by a court of law or equity. The arbitrator shall be acceptable to both the Company and Plazacorp. If the parties cannot agree on an acceptable arbitrator, the dispute shall be heard by a panel of three arbitrators, one of which shall be appointed by each of the parties, and the third shall be appointed by the other two arbitrators.

10.  Suitability. Plazacorp warrants and represents to the Company that the
     -----------
     following information supplied by Plazacorp pursuant to Section 7 is correct and complete.

11.  General. This Agreement (i) shall be binding on Plazacorp and the heirs,
     -------
     personal representatives, successors and permitted assigns of Plazacorp,
     (ii) shall be governed construed and enforced in accordance with the laws of the State of Washington, without reference to any principles of conflicts of law, and (iii) shall survive the acceptance by the Company of the subscription evidenced by this Agreement and the admission of Plazacorp as a shareholder in the Company.

12.  Notices. Any notice, request, instruction or other document to be given
     -------
     under this Agreement after the date hereof by any party hereto to any other party shall be in writing and shall be deemed to have been duly given on the date of service if delivered personally or by telecopier with confirmed receipt via overnight delivery, or on the third day after mailing if sent by certified mail, postage prepaid, at the addresses set forth below, or to such other address or person as any party may designate by written notice to the others:

     If to the Company:  Insynq, Inc.
     -----------------
                         1101 Broadway Plaza
                         Tacoma, Washington 98402
                         Attention: President
                         Telecopier No.: (253) 404-3842

     If to Plazacorp:    At the last address indicated on the Company's books
     ---------------
                         and records.

     13.  Assignment. Plazacorp agrees that neither this Agreement nor any
          ----------
          rights which accrue to him hereunder may be transferred or assigned.

     14.  Entire Agreement. This Agreement contains the entire understanding of
          ----------------
          the parties relating to the subject matter contained herein and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof. This Agreement shall not be modified, amended or terminated except in a writing signed by the party against whom enforcement is sought.

     15.  Confidentiality. Plazacorp acknowledges that all Confidential
          ---------------
          Information (as defined herein) shall be and remain the exclusive property of the Company at all times. Plazacorp hereby agrees to keep in strict confidence all Confidential Information. Plazacorp shall not disclose any Confidential Information, or any portion thereof, to any person or entity nor use, license, sell, convey or otherwise exploit any Confidential Information, or any portion thereof, for any purpose other than for the benefit of the Company. As used in this Agreement, the term "Confidential Information" refers to all information proprietary to, used by or in the possession of the Company and not generally known in the industry, which is disclosed to or learned by Plazacorp, whether or not reduced to writing and whether or not conceived, originated, discovered or developed in whole or in part by Plazacorp, including, without limitation: (a) information not generally known in the industry which relates to the business, products or work of the Company (x) of a technical nature, such as trade secrets, methods, know-how, formulas, compositions, designs, processes, information regarding product development and other similar information and materials, and (y) of a business or commercial nature, such as information or compilation of data about the Company's costs, pricing, profits, compensation, sales, product plans, markets, marketing plans and strategies, equipment and operational requirements, operating policies or plans, finances, financial records, methods of operation and competition, management organization customers and suppliers, and other similar information and materials; and (b) any other technical business or commercial information designated as confidential or proprietary that the Company or any of its affiliates may receive belonging to any supplier, customer or others who do business with the Company or any of its affiliates. The foregoing limitations on use and disclosure shall not apply to information that (i) was lawfully known to the recipient before the receipt thereof, (ii) is learned by the recipient from a third party that is entitled to disclose same, (iii) becomes publicly known other than through the actions of the recipient, or (iv) is required by law or court order to be disclosed by the recipient.

     16.  Pronouns; Headings. All pronouns and any variations hereof shall be
          ------------------
          deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the entities or persons referred may require. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof nor affect in any way the meaning or interpretation of this agreement.

     17.  Severability. In the event that any provision contained herein shall
          ------------
          be held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     18.  Conflict.  If any conflict shall arise between the terms of the
          --------
          Registration Agreement and this Agreement, or the Warrant Agreements and this Agreement, this Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       INSYNQ, INC.
                                       a Delaware corporation


                                       By:   /s/ John P. Gorst
                                          --------------------------
                                       Name:   John P. Gorst
                                            ------------------------
                                       Title:  Chairman CEO
                                             -----------------------

                                       PLAZACORP INVESTMENTS LIMITED
                                       an Ontario, Canada corporation


                                       By:   /s/ Anthony Heller
                                          --------------------------
                                       Name:   ANTHONY HELLER
                                            ------------------------
                                       Title:  PRESIDENT
                                             -----------------------
                                       Residence or Office Address:


                                       ______________________________
                                       ______________________________
                                       ______________________________
                                       Mailing Address (only if
                                       different from Residence
                                       Address):
                                       ______________________________
                                       ______________________________
                                       ______________________________